LMP Adjustable Rate Income fund


Sub-Item 77I

Registrant incorporates by reference Registrant's Form
497 / Definative Materials
dated DECEMBER 16, 2005 filed on DECEMEMBER 16, 2005.
(Accession No. 0001193125-05-244297)